UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2014

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On November 6, 2014, PPL Corporation ("PPL" or the "Company") issued a press release announcing that on November 11 through 14, 2014, members of PPL's senior management will meet with investors and financial analysts at the Edison Electric Institute's annual financial conference in Dallas, Texas, and on Thursday, November 13, 2014, William H. Spence, PPL's chairman, president and chief executive officer, will make a presentation discussing PPL's corporate strategy, growth opportunities and general business outlook.  During the conference, PPL expects to reiterate its 2014 forecast of Reported Earnings of $2.07 to $2.17 per share and 2014 forecast of Ongoing Earnings $2.37 to $2.47 per share.  In addition, the Company expects to reiterate its forecast of 2015 Earnings for PPL of $2.05 to $2.25 per share, after adjusting for the anticipated spinoff of the competitive generation business of PPL Energy Supply, LLC.

The slides to be used during the conference and with Mr. Spence's presentation will be available in a simultaneous Webcast on November 13, 2014 and will also be available for 30 days on PPL's Internet Web site:  www.pplweb.com.  A copy of the press release announcing this presentation and Webcast is furnished as Exhibit 99.1.

A copy of the slides to be used for the presentation and related discussions is furnished as Exhibit 99.2.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	November 6, 2014 press release announcing PPL's presentation at the EEI annual financial conference in Dallas, Texas.

	99.2 -	Slides to be used in connection with the presentation referred to in Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Controller

Dated:  November 10, 2014